Exhibit 3.1

PRESENTATION MATERIALS FROM PPGI 2008 ANNUAL SHAREHOLDER MEETING JUNE 3, 2008

Presentation to Shareholders

PPGI
Products Enabling Photonics™

Photonic Products Group, Inc.
2008 Annual Meeting
June 3, 2008

inrad
a PPGI company

mrc
a PPGI Company

LASER OPTICS
a PPGI company

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this presentation that are not purely historical, including statements about financial outlook and business environment, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements are based on our current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2007 Photonic Products Group, Inc Annual Report filed on Form 10-0K with the Securities and Exchange Commission. The forward looking statements made in this presentation are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

Photonic Products Group, Inc.

- **Founded as INRAD, Inc. in 1973**

- **Public Corporation Since 1983 (PHPG)**
  - **Name change in 2003**
  - **Revenues: $5.4M (US$) in 2003**
$9.2M (US$) in 2004
$13.8M (US$) in 2005
$13.9M (US$) in 2006
$15.1M (US$) in 2007

- **currently 3 branded business units:**
INRAD, Laser Optics, MRC Optics

- **Northvale, NJ operations: 42,000 sq ft**
Sarasota, FL operations: 25,000 sq ft

Corporate Mission Statement

Our vision is to transform and build the Corporation into a diversified preferred provider of photonic products and services to OEM customers in major segments of the Photonics industry.

Our Companies Are Valued Critical Component OEM Suppliers to Mega-Corporations

Premiere companies in our industries depend on “micro” size companies for critical components and devices

Northrop Grumman

Alliant Tech Systems

Coherent Lasers

KLA Tencor Raytheon

Lockheed Martin BAE





PPGI companies

Critical supplier





Our Multi-Year Focus

- Acquire Complementary Businesses, Product Lines, Technology, to create diversified portfolio of branded Photonics businesses

- Integrate acquired businesses and help them to achieve profitable growth

- Seek opportunities to continue expansion of Corporate portfolio

PPGI Branded Business Units

- **INRAD: synthetic crystal components, laser accessories, wavelength conversion and Instruments, opto-mechanical assemblies**
- **Laser Optics: plano-plano and spherical optical components and assemblies, optical coating services**
- **MRC: metal and diamond machined plano, spherical and aspherical optics and opto-mechanical assemblies**

PPGi

Products Enabling Photonics™

Products Enabling Photonics

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Products Enabling
Photonics

PPGI Companies

inrad | Laser Optics | mrc

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Major Market Sectors Served Today

- **Defense Electro-Optical Systems**
- **Process Control & Metrology**
- **Laser Systems**



Sales, Gross Profit, and SG&A Expense Trends


PPGI Yearly SG&A Expense & Sales Trends
M$
16
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
0
2003
2004
2005
2006
2007
Sales
Gross Profit
SG&A

2007 Highlights

- Record revenues of $15.1M, up 8.5% from $13.1M in 2006
- Record new orders of $17.8M
- Record pre-tax net income of $2.4M, up 161% from $0.9M in 2006
- Basic and diluted EPS of $0.19 and $0.13 up from $0.07 and $0.06 in 2006
- $3,000,000 cash flow from operations
- Retired all convertible preferred stock and repaid $1.9M of debt

2008 after first quarter vs. 2007

	3/31/008	3/31/2007
Revenues	$4,164,000	$3,541,000
Order backlog	$12,359,000	$8,450,000
Operating Income	$515,000	$525,000
Net income	$491,000	$435,000
Cash from ops.	$(223,000)	$287,000
Cash balance	$2,992,000	$3,248,000

INRAD Transformed Into PPGI: Profitable Growth and Healthy Balance Sheet

	Q ending	(in 000 $)		Q ending
	3/31/008	12/31/07	12/31/05	9/31/99
• Revenues	4,164	15,100	13,785	1,352
• Operating Profit	515	2,397	358	(153)
• Net Income		1,642	(11)	
• Working Capital	5,816	4,299	2,411	2,019
• Total Assets	15,236	16,078	13,481	3,588
• Current Ratio	2.86:1	1.80:1	2.86:1	4.68:1
• Total Debt	3,012	4,753	6,473	351
• Conv. Notes (c.n.)	2,500	2,500	3,500	250
• Total Debt w/o c.n.	512	2,253	2,973	101
• Sh'hldrs Equity	9,114	7,713	3,929	2,690
• S.E. incl. c.n.	11,614	10,213	7,429	2,940
• Conv. Preferred	0	0	2,600	500
• Common sh. Outstand.	10,912K	10,213K	7,283K	4,100K
• Debt to Equity Ratio	0.33:1	0.62:1	1.65:1	0.13:1
• Debt to Equity incl. c.n.	0.04:1	0.22:1	0.40:1	0.04:1
• Closing sh. Price	$4.00	$4.00	$1.45	$0.28
• R.O.E.		24.4%	(0.03)%	

2008 Priorities

- Complete SOX 404 process deployment (done)
- Continue balance sheet strengthening initiative with repayment of Senior Secured note and accrued interest (done)
- Expand sales channels and achieve organic revenue growth (underway)
- Profitable year (targeted)
- Resolve operational performance issues at MRC Optics subsidiary (major focus)

Q&A

Photonic Products Group, Inc.

Presentation to Shareholders
2007 Annual Meeting

a PPGI company

a PPGI Company

LASER OPTICS
a PPGI company